UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2005 (April 13, 2005)

FIRST COMMUNITY CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	0-25972	62-1562541

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

809 West Main Street, Rogersville, Tennessee 37857

(Address of Principal Executive Offices) (Zip Code)

(423) 272-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1 FIRST AMENDMENT TO THE BYLAWS

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On April 13, 2005, the Board of the Directors of First Community Corporation (the “Company”) approved an amendment (the “Amendment”) to the Company’s Bylaws with respect to a mandatory retirement age of 70 set for members of the Board of the Directors. Previously, there was no mandatory retirement age for members of the Board of Directors.

     Amended Article III now provides (in Section 3.2(c)) that the mandatory retirement age for members of the Board of Directors shall be 70 years of age and that the retirement date will be the last day of the director’s term in which the director reaches 70 years of age. Section 3.2(c) further provides that a person may not be nominated for election as a director if the person would be 70 years of age or older when the person’s term of office would commence. This bylaw does not apply to any directors currently serving at the time that this bylaw takes effect.

     The Amendment is effective as of April 13, 2005. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

3.1	First Amendment to the Bylaws of First Community Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION (Registrant)
By:	/s/ Elizabeth O. Lollar
Elizabeth O. Lollar
Executive Vice President and Chief Financial Officer of First Community Bank and Principal Financial Officer of First Community Corporation

Date: April 14, 2005